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                                                                   EXHIBIT 10.33

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                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                                VIEWLOCITY, INC.,

                                   AS BORROWER

                                       AND

                              SILICON VALLEY BANK,

                                     AS BANK

                                DECEMBER 27, 2002

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                           LOAN AND SECURITY AGREEMENT

          THIS LOAN AND SECURITY AGREEMENT dated December 27, 2002, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and having a loan production office at 3343 Peachtree Road, NE, Suite 312, Atlanta, Georgia 30326 and VIEWLOCITY, INC., a corporation organized and in good standing in the State of Georgia f/k/a SynQuest, Inc. ("Borrower"), whose address is 3475 Piedmont Road, Suite 1700, Atlanta, Georgia 30305, provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1         ACCOUNTING AND OTHER TERMS

          Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2         LOAN AND TERMS OF PAYMENT

2.1       PROMISE TO PAY.

          Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1     REVOLVING ADVANCES.

          (a) Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) all amounts for services then utilized under the Cash Management Services Sublimit and minus (iv) the FX Reserve; PROVIDED, HOWEVER, that in no event shall the outstanding principal amount of Advances exceed $1,500,000 at any one time outstanding. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. All advances shall be evidenced by the Revolving Promissory Note to be executed and delivered by Borrower to Bank on the Closing Date and shall be repaid in accordance with the terms of the Revolving Promissory Note.

          (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as EXHIBIT B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. For purposes of this Section 2.1.1(b), Bank may rely on any telephone notice given by a person whom Bank reasonably believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

          (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

          (d) Bank's obligation to lend the undisbursed portion of the Obligations will terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

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2.1.2     LETTERS OF CREDIT.

          Bank will issue or have issued Letters of Credit for Borrower's account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base, minus (ii) the outstanding principal balance of the Advances minus the Cash Management Sublimit, minus the FX Reserve; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not at any time exceed Three Hundred Twenty-Nine Thousand Nine Hundred Dollars ($329,900). Each Letter of Credit will have an expiry date of no later than one hundred eighty (180) days after the Revolving Maturity Date, but Borrower's obligations to reimburse Bank under the Letters of Credit will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Prior to or simultaneously with the opening of each Letter of Credit, Borrower shall pay to Bank, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") in an amount equal to one percent (1%) per annum of the face amount of the Letter of Credit. Such Letter of Credit Fees shall be paid in advance upon the issuance of the Letter of Credit and upon each anniversary thereof, if any. In addition, Borrower shall pay to Bank any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by Bank.

2.1.3     FOREIGN EXCHANGE SUBLIMIT.

          If there is availability under the Committed Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank will subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit (the "FX Reserve") which is a maximum of Five Hundred Thousand Dollars ($500,000) minus all amounts for services then utilized under the Cash Management Services Sublimit. The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

2.1.4     CASH MANAGEMENT SERVICES SUBLIMIT.

          Borrower may use up to Five Hundred Thousand Dollars ($500,000) LESS the outstanding amount of the FX Reserve (the "Cash Management Services Sublimit") for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"). Such aggregate amounts utilized under the Cash Management Services Sublimit will at all times reduce the amount otherwise available to be borrowed under the Committed Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Committed Revolving Line and will accrue interest at the rate for Advances.

2.2       OVERADVANCES.

          If Borrower's Obligations under Section 2.1.1 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay Bank the excess.

2.3       INTEREST RATE, PAYMENTS.

          (a) INTEREST RATE. Advances accrue interest on the outstanding principal balance in accordance with the Revolving Promissory Note. After an Event of Default, Obligations accrue interest at five percent (5%) above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

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          (b) PAYMENTS. Interest due on the Committed Revolving Line is payable on the first (1st) day of each month. Bank may debit any of Borrower's deposit accounts including Account Number 3300291886 for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4       FEES.

          Borrower will pay:

          (a) FACILITY FEE. Borrower shall pay a fully earned, nonrefundable origination fee in the amount of Thirty Seven Thousand Five Hundred Dollars ($37,500), which shall be due and payable on the Closing Date.

          (b) BANK EXPENSES. All Bank Expenses (including reasonable attorneys' fees and reasonable expenses of Bank's domestic and foreign counsel) incurred through and after the date of this Agreement, are payable when due.

2.5       LOCKBOX.

          Borrower shall direct the mailing of all items of payment from its Account Debtors which have offices or are organized in the United States to a post-office box designated by Bank, or to such other additional or replacement post-office boxes pursuant to the request of Bank from time to time (collectively, the "Lockbox"). Bank shall have unrestricted and exclusive access to the Lockbox. For purposes of determining interest due and payable on the Obligations, funds will be considered collected two (2) Business Days after deposit into the Lockbox. Bank reserves the right, exercised in its sole and absolute discretion from time to time, to provide credit prior to final collection of an item of payment and to disallow credit for any item of payment which is unsatisfactory to Bank. In the event items of payment are returned to Bank for any reason whatsoever, Bank may, in the exercise of its discretion from time to time, forward such items of payment a second time. Any returned items of payment for which Borrower has previously received credit shall be charged back to the Committed Revolving Line.

3         CONDITIONS OF LOANS

3.1       CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

          The obligation of Bank to make the first Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a)       this Agreement;

          (b)       the Revolving Promissory Note;

          (c) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

          (d) evidence satisfactory to the Bank and its counsel of (i) the merger of all of Borrower's Domestic Subsidiaries with and into the Borrower and
(ii) the change of Borrower's name from SynQuest, Inc. to Viewlocity, Inc.;

          (e) an opinion of Morris Manning & Martin, counsel to the Borrower, that the execution, delivery and performance of this Agreement and the Loan Documents do not violate the Articles of Incorporation of the Borrower;

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          (f)       financing statements (Forms UCC-1);

          (g)       insurance certificate;

          (h)       payment of the fees and Bank Expenses then due specified in
Section 2.4 hereof;

          (i) receipt of the Warrant, subject only to passage of time to accommodate necessary waivers and/or satisfaction of certain voting rights of the holders of shares of the Borrower's Series A Stock;

          (j) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2       CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

          Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

          (a) timely receipt of any Payment/Advance Form; and

          (b) the representations and warranties in Section 5 must be true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

4         CREATION OF SECURITY INTEREST

4.1       GRANT OF SECURITY INTEREST.

          Borrower grants Bank a continuing security interest in all presently existing and later acquired Company Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Company Collateral. Bank, upon the occurrence of any Event of Default, may place a "hold" on any deposit account of Borrower maintained with Bank. If this Agreement is terminated, Bank's lien and security interest in the Company Collateral will continue until Borrower fully satisfies its Obligations.

5         REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants as follows:

5.1       DUE ORGANIZATION AND AUTHORIZATION.

          Borrower is duly existing and in good standing in the State of Georgia and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower's exact legal name is as set forth on the first page of this Agreement. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Except as set forth in
SCHEDULE 5.1, Borrower is not in default under any agreement to which, or by which it is bound, in which the default could reasonably be expected to cause a Material Adverse Change.

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5.2       COMPANY COLLATERAL.

          Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the Account Debtor or its agent for immediate shipment to and unconditional acceptance by the Account Debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Except to the extent set forth in SCHEDULE 5.2, Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.3       LITIGATION.

          Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4       NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

          All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent consolidated financial statements submitted to Bank.

5.5       SOLVENCY.

          The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement or any of the Loan Documents; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6       REGULATORY COMPLIANCE.

          Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7       SUBSIDIARIES.

          Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

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5.8       FULL DISCLOSURE.

          No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. Bank hereby acknowledges and agrees that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6         AFFIRMATIVE COVENANTS

          Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

6.1       GOVERNMENT COMPLIANCE.

          Borrower will maintain its and all Subsidiaries' legal existence and its good standing as a Registered Organization in only the State of Georgia and Borrower will maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2       FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

          (a) Borrower will: (i) deliver to Bank, as soon as available, but no later than thirty (30) days after the last day of each month that is not also the last month in the fiscal quarter of Borrower, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) make available to Bank, no later than forty-five (45) days after the last day of each of the first three fiscal quarters of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied; (iii) make available to Bank, no later than ninety (90) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iv) deliver to Bank within five (5) days of filing, notice of filing of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and of all reports on Form 10-K, 10-Q and 8-K with the Securities and Exchange Commission; (v) deliver to Bank, as soon as available, but no later than thirty (30) days after the last day of Borrower's fiscal year, company prepared operating budget for the fiscal year; (vi) deliver to Bank, a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (vii) deliver to Bank budgets, sales projections, operating plans or other financial information Bank reasonably requests; and
(viii) deliver to Bank prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property. The Bank agrees that the quarterly and annual financial statements described in clauses (ii) and (iii) above shall be deemed to have been made available hereunder when such financial statements are available to the Bank on the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR") or any successor system thereto.

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          (b) Within thirty (30) days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible
Officer in the form of EXHIBIT C, with aged listings of accounts receivable.

          (c) Borrower will deliver to Bank with the monthly and quarterly financial statements a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT D.

          (d) Allow Bank to audit Borrower's Company Collateral at Borrower's expense. Such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

6.3       INVENTORY; RETURNS.

          Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.

6.4       TAXES.

          Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5       INSURANCE.

          Borrower will keep its business and the Company Collateral insured for risks and in amounts standard for Borrower's industry, and as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least twenty
(20) days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

6.6       PRIMARY ACCOUNTS.

          Borrower will maintain all of its primary depository, operating and investment accounts with or through Bank.

6.7       FINANCIAL COVENANTS.

          Borrower will maintain as of the last day of each month (unless otherwise stated below):

          (a) QUICK RATIO. A ratio of Quick Assets to Current Liabilities minus Deferred Maintenance Revenue of at least 1.50 to 1.00.

          (b) TANGIBLE NET WORTH. A Tangible Net Worth of not less than One Million Dollars ($1,000,000) from the Closing Date through September 30, 2003, and One Million Five Hundred Thousand Dollars ($1,500,000) thereafter; PROVIDED, HOWEVER, that effective upon each issuance of any equity securities by the Borrower, the minimum amounts set forth above for the period in which such equity issuance occurs and for each period thereafter shall be automatically increased by an amount equal to fifty percent (50%) of amount by which shareholders' equity is increased as a result of such equity issuance..

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6.8       REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

          Borrower will register with the United States Patent and Trademark Office or the United States Copyright Office its Intellectual Property and additional Intellectual Property rights developed or acquired including revisions or additions with any product before the sale or licensing of the product to any third party. Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property material to Borrower's business to be abandoned, forfeited or dedicated to the public without Bank's written consent.

6.9       FURTHER ASSURANCES.

          Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Company Collateral or to effect the purposes of this Agreement.

6.10      AMENDMENT TO CHARTER.

          Borrower shall, not later than May 31, 2003, amend its Third Amended and Restated Articles of Incorporation to modify the certificate of designation applicable to the Borrower's Series A Convertible Preferred Stock (the "Series A Stock") to provide that a pledge or mortgage of all or substantially all of the Borrower's assets does not give rise to any right of the holders of the Series A Stock to receive any liquidating, redemption or similar payments on their shares of Series A Stock, all on terms and conditions satisfactory to Bank.

7         NEGATIVE COVENANTS

          Borrower will not do any of the following without Bank's prior written consent, for so long as Bank has an obligation to lend or there are any outstanding Obligations:

7.1       DISPOSITIONS.

          Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, including without limitation, cash or cash equivalents, EXCEPT for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

7.2       CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

          Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its management or ownership of greater than twenty five percent (25%) (other than by the sale of Borrower's equity securities in a public offering or to venture capital investors so long as Borrower identifies and advises Bank of the venture capital investors prior to the closing of the investment or the sale of Borrower's integration business). Borrower will not, without at least thirty (30) days prior written notice, change its state of formation or relocate its chief executive office. In addition Borrower will use reasonable efforts to give Bank notice of any new offices or business locations.

7.3       MERGERS OR ACQUISITIONS.

          Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or

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would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than twenty five percent (25%) of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4       INDEBTEDNESS.

          Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5       ENCUMBRANCE.

          Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Company Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6       DISTRIBUTIONS; INVESTMENTS.

          Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

7.7       TRANSACTIONS WITH AFFILIATES.

          Other than loans and other advances or cash distributions to Subsidiaries which exist immediately prior to the Closing, Borrower shall not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any Subsidiary except for transactions that are in the ordinary course of Borrower's or such Subsidiary's business, upon fair and reasonable terms that are no less favorable to Borrower or such Subsidiary than would be obtained in an arm's length transaction with a nonaffiliated Person; provided, Bank understands and agrees that additional loans and other advances or cash distributions made after the Closing Date to any Affiliates of Borrower or any Subsidiary of Borrower may not at any time in the aggregate exceed $1,500,000 without Bank's prior written consent. In addition, nothing in this Agreement shall prohibit Borrower or any Subsidiary of Borrower after the Closing Date from converting any loans or other advances now or hereafter made, into equity in Borrower or a Subsidiary.

7.8       SUBORDINATED DEBT.

          Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9       COMPLIANCE.

          Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

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8         EVENTS OF DEFAULT

          Any one of the following is an Event of Default:

8.1       PAYMENT DEFAULT.

          If Borrower fails to pay any of the Obligations when due;

8.2       COVENANT DEFAULT.

          If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7; or if Borrower or any Guarantor does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower or any Guarantor and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within ten (10) days after it occurs, or if the default cannot be cured within ten (10) days or cannot be cured after Borrower's attempt within ten (10) day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than thirty (30) days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3       MATERIAL ADVERSE CHANGE.

          If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Company Collateral (each of (i), (ii) and (iii) a "Material Adverse Change").

8.4       ATTACHMENT.

          If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5       INSOLVENCY.

          If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6       OTHER AGREEMENTS.

          If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7       JUDGMENTS.

          If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for ten (10) days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

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8.8       MISREPRESENTATIONS.

          If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

8.9       GUARANTY.

          Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Guarantor.

8.10      SUBSIDIARIES.

          Any circumstance described in Sections 8.3, 8.4, 8.5 or 8.7 occurs to any Subsidiary of Borrower.

8.11      WARRANT.

          If for any reason the original Warrant is not received by Bank within 15 days of the Closing Date.

9         BANK'S RIGHTS AND REMEDIES

9.1       RIGHTS AND REMEDIES.

          When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

          (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

          (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

          (c) Settle or adjust disputes and claims directly with Account Debtors for amounts, on terms and in any order that Bank considers advisable;

          (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Company Collateral. Borrower will assemble the Company Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Company Collateral is located, take and maintain possession of any part of the Company Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

          (e) Apply to the Obligations any (i) balances and deposits of Borrower Bank or its Affiliate it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

          (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Company Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Company Collateral, in completing production of, advertising for sale, and selling any Company Collateral

                                       11
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and, in connection with Bank's exercise of its rights under this Section,
Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

          (g) Dispose of the Company Collateral according to the Code.

9.2       POWER OF ATTORNEY.

          Effective only when an Event of Default occurs and continues and Bank seeks to exercise its rights and/or remedies pursuant to this Agreement or any of the Loan Documents, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against Account Debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Company Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3       ACCOUNTS COLLECTION.

          When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit.

9.4       BANK EXPENSES.

          If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Company Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5       BANK'S LIABILITY FOR COMPANY COLLATERAL.

          If Bank complies with reasonable banking practices and the Code, it is not liable for: (a) the safekeeping of the Company Collateral; (b) any loss or damage to the Company Collateral; (c) any diminution in the value of the Company Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Except as otherwise provided in this Section 9.5, Borrower bears all risk of loss, damage or destruction of the Company Collateral.

9.6       REMEDIES CUMULATIVE.

          Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

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9.7       DEMAND WAIVER.

          Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10        NOTICES

          All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth below:

                    If to Borrower:     Viewlocity, Inc.
                                        3475 Piedmont Road, Suite 1700
                                        Atlanta, Georgia 30305
                                        Attn: Allen Plunk, CFO

                    With a copy to:     Morris, Manning & Martin, LLP
                                        3343 Peach Tree Road, N.E., Suite 1600
                                        Atlanta, Georgia 30326
                                        Attn: David M. Calhoun, Esq.

                    If to Bank:         Silicon Valley Bank
                                        3343 Peachtree Road, NE, Suite 312
                                        Atlanta, Georgia 30326
                                        Attn: Alan P. Spurgin, SVP

          A party may change its notice address by giving the other party written notice.

11        CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

             Unless otherwise provided for in a Loan Document, Georgia law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in the State of Georgia provided, however, that if for any reason the Bank can not avail itself of the courts of the State of Georgia, the Borrower and Bank each submit to the jurisdiction of the State and Federal Courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12        GENERAL PROVISIONS

12.1      SUCCESSORS AND ASSIGNS.

          This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

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12.2      INDEMNIFICATION.

          Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3      TIME OF ESSENCE.

          Time is of the essence for the performance of all obligations in this Agreement.

12.4      SEVERABILITY OF PROVISION.

          Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5      AMENDMENTS IN WRITING, INTEGRATION.

          All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6      COUNTERPARTS.

          This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7      SURVIVAL.

          All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8      CONFIDENTIALITY.

          In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

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12.9      ATTORNEYS' FEES, COSTS AND EXPENSES.

          In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13        DEFINITIONS

13.1      DEFINITIONS.

          In this Agreement:

          "ACCOUNT DEBTOR" means any Person who is obligated on an Account and "Account Debtors" mean all Persons who are obligated on the Accounts.

          "ACCOUNTS" has the meaning set forth in the Code and includes all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

          "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

          "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, and partners and, for any Person that is a limited liability company, that Person's managers and members.

          "BANK EXPENSES" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

          "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

          "BORROWING BASE" is seventy-five percent (75%) of Eligible Accounts (or with respect to Foreign Accounts of the Dollar Currency Equivalent) as determined by Bank from Borrower's most recent Borrowing Base Certificate; PROVIDED, HOWEVER, that Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower's Company Collateral; PROVIDED, FURTHER, that no Foreign Accounts shall be included in the Borrowing Base unless and until the Bank shall have received such instruments, documents and agreements as the Bank may require (a) for the Subsidiary of the Borrower that holds such Foreign Account to guarantee the Obligations and (b) in order to create, perfect or confirm a first priority perfected lien on or security interest in such Foreign Accounts in favor of the Bank as security for the Obligations, all on terms and conditions satisfactory to the Bank in its discretion..

          "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

          "CLOSING DATE" is the date of this Agreement.

          "CODE" is the Uniform Commercial Code, in effect in the State of Georgia.

          "COLLATERAL" means collectively, (i) the Company Collateral, (ii) to the extent a Foreign Security Agreement has been or hereafter is delivered, the Foreign Subsidiary Collateral and (iii) to the extent a

Foreign Pledge Agreement has been or hereafter is delivered, the Stock Collateral, but "Collateral" does not include any assets subject to Purchase Money Liens or subject to any lien set forth on the Schedule.

          "COMMITTED REVOLVING LINE" is Advances of up to One Million Eight Hundred Twenty-Nine Thousand Nine Hundred Dollars ($1,829,900).

          "COMPANY COLLATERAL" is the property described on EXHIBIT A.

          "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

          "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

          "CREDIT EXTENSION" is each Advance, Letter of Credit or any other extension of credit by Bank for Borrower's benefit.

          "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

          "DEFERRED MAINTENANCE REVENUE" is all amounts received in advance of performance under maintenance contracts and not yet recognized as revenue.

          "DOLLAR CURRENCY EQUIVALENT" means, on any date of determination, the amount of United States Dollars which results from the sale of a given amount in Pounds Sterling, Euros or Australian Dollars, as the case may be, determined at the rate of exchange quoted by the Bank, at 11:00 A.M. (California time) on such date of determination, to prime banks for the spot sale in the London foreign exchange market of Pounds Sterling, Euros or Australian Dollar for United States Dollars.

          "DOMESTIC SUBSIDIARY" means any Subsidiary of Borrower that is organized in the United States of America.

          "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5; BUT Bank may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

          (a) Accounts that the Account Debtor has not paid within 90 days of invoice date;

          (b) Accounts for an Account Debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

          (c) Credit balances over 90 days from invoice date;

          (d) Accounts for an Account Debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

          (e) Accounts for which the Account Debtor does not have its principal place of business in the United States, other than Accounts from Account Debtors domiciled in the United Kingdom or Australia which are subject to a Foreign Security Agreement and which do not represent more than 30% of all Eligible Accounts;

          (f) Accounts for which the Account Debtor is a federal, state or local government entity or any department, agency, or instrumentality;

          (g) Accounts for which Borrower owes the Account Debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

          (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if Account Debtor's payment may be conditional;

          (i) Accounts for which the Account Debtor is Borrower's Affiliate, officer, employee, or agent;

          (j) Accounts in which the Account Debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

          (k) Accounts in which the Bank does not have a first priority perfected lien or security interest; or

          (l) Accounts for which Bank reasonably determines collection to be doubtful.

          "EQUIPMENT" has the meaning set forth in the Code and includes is present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

          "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

          "FOREIGN PLEDGE AGREEMENTS" means that certain share mortgage, charge over share or any similar agreement now or hereafter delivered by the Borrower or one or more of the Foreign Subsidiaries in favor of Bank, pursuant to which the Borrower or such Foreign Subsidiaries grant to Bank a first lien in all the stocks of each Foreign Subsidiary.

          "FOREIGN SUBSIDIARY COLLATERAL" means the collateral described in the Foreign Pledge Agreement and the Foreign Security Agreements now or hereafter delivered by a Foreign Subsidiary in favor of Bank.

          "FOREIGN SECURITY AGREEMENTS" means each mortgage debenture, deed of charge or any similar agreement now or hereafter delivered a Foreign Subsidiary in favor of the Bank, pursuant to which such Foreign Subsidiary grants to Bank first priority lien in such Foreign Subsidiary's Accounts.

          "FOREIGN SUBSIDIARIES" means each present and future Subsidiary of Borrower or any Domestic Subsidiary that are organized outside of the in the United States of America, including, without limitation, Viewlocity Holding France SARL (France), Viewlocity (UK) LTD (England), Viewlocity Australia Pty LTD (Australia), SC-21 PTE LTD (Singapore), Frontec Norge AS (Norway), Synquest S.A. (France), Synquest LTD. (United Kingdom), Synquest BV (Netherlands) and Viewlocity Japan Co. LTD (Japan).

          "GAAP" is generally accepted accounting principles.

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          "GUARANTIES" means the Unlimited Guaranties from each present or future Subsidiary of the Borrower, including, without limitation, the Guarantors, as the same may be amended from time to time.

          "GUARANTORS" are any present or future guarantor of the Obligations, including without limitation, the Foreign Subsidiaries.

          "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

          "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

          "INTELLECTUAL PROPERTY" is:

          (a) Copyrights, Trademarks and Patents including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

          (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

          (c) All design rights which may be available to Borrower now or later created, acquired or held;

          (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

          All Proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

          "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means each Intellectual Property Security Agreement now or hereafter delivered by Borrower or any Subsidiary in favor of Bank.

          "INVENTORY" has the meaning set forth in the Code and includes is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other Proceeds from the sale or disposition of any of the foregoing and any documents of title.

          "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

          "LETTER OF CREDIT" is defined in Section 2.1.2.

          "LETTER-OF-CREDIT RIGHT" means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

          "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

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          "LOAN DOCUMENTS" are, collectively, this Agreement, the Revolving
Promissory Note, the Guaranties, the Foreign Pledge Agreements, the Foreign Security Agreements, the Warrant, the Intellectual Property Security Agreements, any note, or notes or guaranties executed by Borrower, any Subsidiaries, or any Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

          "MATERIAL ADVERSE CHANGE" has the meaning set forth in Section 8.3.

          "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

          "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

          "PERMITTED INDEBTEDNESS" is:

          (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

          (b) Indebtedness existing on the Closing Date and shown on the Schedule;

          (c) Subordinated Debt;

          (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

          (e) Indebtedness secured by Permitted Liens.

          "PERMITTED INVESTMENTS" are:

          (a) Investments shown on the Schedule and existing on the Closing Date; and

          (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

          "PERMITTED LIENS" are:

          (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

          (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, IF they have no priority over any of Bank's security interests;

          (c) Purchase Money Liens; (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, IF the Lien is confined to the property and improvements and the Proceeds of the Equipment.;

          (d) Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense, IF the licenses and sublicenses permit granting Bank a security interest;

          (e) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

          (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), BUT any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

          "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

          "PROCEEDS" has the meaning described in the Code as in effect from time to time.

          "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

          "PURCHASE MONEY LIENS" means (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, IF the Lien is confined to the property and improvements and the Proceeds of the Equipment.

          "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

          "REGISTERED ORGANIZATION" means an organization organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized.

          "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

          "REVOLVING MATURITY DATE" is December __, 2003.

          "REVOLVING PROMISSORY NOTE" means that certain Revolving Promissory Note of even date herewith in the maximum principal amount of One Million Eight Hundred Twenty-Nine Thousand Nine Hundred Dollars ($1,829,900) from Borrower in favor of Bank, together with all renewals, amendments, modifications and substitutions, therefor.

          "SCHEDULE" is any attached schedule of exceptions.

          "SECURITY AGREEMENTS" means collectively, the Foreign Security Agreements.

          "SERIES A STOCK" shall have the meaning given such term in Section
6.10.

          "STOCK COLLATERAL" means the collateral now or hereafter described in the Foreign Pledge Agreement.

          "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

          "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

          "SUPPORTING OBLIGATION" means a Letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument or investment property.

          "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries, PLUS Subordinated Debt, MINUS, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, AND (ii) Total Liabilities.

          "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

          "TRADEMARKS" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.

          "WARRANT" means that certain Warrant to Purchase Stock of even date herewith between Borrower and Bank.

BORROWER:

VIEWLOCITY, INC.


By: /s/ L. Allen Plunk
    ----------------------------------------
    Name: L. Allen Plunk
    Title: EVP and CFO


BANK:

SILICON VALLEY BANK


By: /s/ Alan Spurgin
    ----------------------------------------
    Name: Alan Spurgin
    Title: Vice President

                                    EXHIBIT A

          The Company Collateral consists of all of Borrower's right, title and interest in and to the following:

          All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

          All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing; and

          All Supporting Obligations and all Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and Proceeds thereof.

                                    EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS 3:00 E.S.T.
FAX TO:   404-495-4500                                  DATE:____________

/ / Loan Payment:       _______________ Client Name (Borrower)

    From Account #________________________    To Account #____________________
                    (Deposit Account #)                      (Loan Account #)

    Principal $_______________________ and/or Interest $______________________

    All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

    AUTHORIZED SIGNATURE:                         Phone Number:
                         -----------------------               ---------------

/ / LOAN ADVANCE:
    COMPLETE OUTGOING WIRE REQUEST SECTION BELOW IF ALL OR A PORTION OF THE FUNDS FROM THIS LOAN ADVANCE ARE FOR AN OUTGOING WIRE.

    From Account #________________________    To Account #____________________
                    (Loan Account #)                        (Deposit Account #)

    Amount of Advance $___________________

    All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

    AUTHORIZED SIGNATURE:                         Phone Number:
                          ----------------------               ---------------

    OUTGOING WIRE REQUEST
    COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE ARE TO BE WIRED.
Deadline for same day processing is 12:00 p.m., E.S.T.

    Beneficiary Name: __________________   Amount of Wire: $_________________

    Beneficiary Bank: __________________   Account Number: __________________

    City and Sate: _______________________

    Beneficiary Bank Transit (ABA) #: ___________  Beneficiary Bank Code
                                                   (Swift, Sort, Chip, etc.):___
                                              (FOR INTERNATIONAL WIRE ONLY)

    Intermediary Bank:______________________  Transit (ABA) #:__________________

    For Further Credit to:______________________________________________________

    Special Instruction:________________________________________________________

    BY SIGNING BELOW, I (WE) ACKNOWLEDGE AND AGREE THAT MY (OUR) FUNDS TRANSFER REQUEST SHALL BE PROCESSED IN ACCORDANCE WITH AND SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AGREEMENTS(s) COVERING FUNDS TRANSFER SERVICE(s), WHICH AGREEMENTS(s) WERE PREVIOUSLY RECEIVED AND EXECUTED BY ME
    (US).

    Authorized Signature:                  2nd Signature (If Required):
                         ---------------                               ---------
    Print Name/Title:                      Print Name/Title:
                     -------------------                    --------------------
    Telephone #                            Telephone #
               -------------------------              --------------------------

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE

Borrower:  Viewlocity, Inc.                       Bank:  Silicon Valley Bank
           3475 Piedmont Rd., Suite 1700                 3343 Peachtree RD, N.E.
           Atlanta, GA 30305                             Suite 312
                                                         Atlanta, GA 30326
Commitment Amount:   $________

DOMESTIC ACCOUNTS RECEIVABLE
1.         Accounts Receivable Book Value as of ____                                                $__________
2.         Additions (please explain on reverse)                                                    $__________
3.         TOTAL DOMESTIC ACCOUNTS RECEIVABLE                                                       $__________

FOREIGN ACCOUNTS RECEIVABLE
4.         UK Accounts Receivable Book Value _____ Exchange Rate _______                            $__________
5.         Australian Accounts Receivable Book Value _____ Exchange Rate _______                    $__________
6.         Additions (please explain on reverse)                                                    $__________
7.         TOTAL FOREIGN ACCOUNTS RECEIVABLE                                                        $__________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
8.         Amounts over 90 days due                                                  $__________
9.         Balance of 50% over 90 day accounts                                       $__________
10.        Credit balances over 90 days                                              $__________
11.        Concentration Limits*                                                     $__________
12.        Foreign Accounts (other than UK and Australia included 4 above            $__________
13.        Governmental Accounts                                                     $__________
14.        Contra Accounts                                                           $__________
15.        Promotion or Demo Accounts                                                $__________
16.        Intercompany/Employee Accounts                                            $__________
17.        Other (please explain on reverse)                                         $__________
18.        TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                                     $__________
19.        Eligible Accounts (#3 minus #18)                                                         $__________
20.        LOAN VALUE OF ACCOUNTS (75% of #19)                                                      $__________

BALANCES
21.        Maximum Loan Amount                                                       $__________
22.        Total Funds Available [Lesser of #21 or #20]                                             $__________
23.        Present balance owing on Line of Credit                                   $__________
24.        Outstanding under Sublimits (LC or FX)                                    $__________
25.        RESERVE POSITION (#22 minus #23 and #24)                                                 $__________

THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THIS IS TRUE, COMPLETE AND CORRECT, AND THAT THE INFORMATION IN THIS BORROWING BASE CERTIFICATE COMPLIES WITH THE REPRESENTATIONS AND WARRANTIES IN THE LOAN AND SECURITY AGREEMENT BETWEEN THE UNDERSIGNED AND SILICON VALLEY BANK.

COMMENTS:

                                                       BANK USE ONLY

                                                    Rec'd By:
                                                              -----------
                                                              Auth. Signer

By:                                                 Date:
   ----------------------------------                     -------------
        Authorized Signer
                                                    Verified:
                                                              -----------
                                                              Auth. Signer

                                                    Date:
                                                          -------------

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:        SILICON VALLEY BANK
           3343 Peachtree Road, Suite 312
           Atlanta, GA 30326

FROM:      Viewlocity, Inc.

     The undersigned authorized officer of Viewlocity, Inc. ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                                REQUIRED                           COMPLIES
------------------                                --------                           --------
Monthly financial statements + CC                 Monthly within 30 days             Yes      No
Quarterly financial statements + CC               Quarterly within 45 days           Yes      No
Annual (Audited)                                  FYE available within 90 days       Yes      No
SEC Reports and filings                           Notice within 5 days of filing     Yes      No
A/R Agings                                        Monthly within 30 days             Yes      No
A/R Audit                                         Initial and Semi-Annual            Yes      No
Borrowing Base Certificate                        Monthly within 30 days             Yes      No

FINANCIAL COVENANTS                               REQUIRED                  ACTUAL     COMPLIES
-------------------                               --------                  ------     --------
Maintain on a Monthly Basis:
  Quick Ratio                                     1.50:1.0                  _.__:1.00  Yes    No
  Minimum Tangible Net Worth                      $1,000,000(1)             $________  Yes    No

Have there been updates to Borrower's intellectual property, if appropriate?           Yes    No

COMMENTS REGARDING EXCEPTIONS:  See Attached.

----------
(1)       This convent increases to $1,500,000 after September 30, 2003

                                                     BANK USE ONLY

Sincerely,                                  Received by:
                                                         -----------------------
                                                            AUTHORIZED SIGNER

Viewlocity, Inc.                            Date:
                                                  ------------------------------

                                            Verified:
----------------------------------------              --------------------------
SIGNATURE                                                   AUTHORIZED SIGNER

                                            Date:
----------------------------------------          ------------------------------
TITLE

                                            Compliance Status:          Yes   No
----------------------------------------
DATE